                                                            Exhibit 10.37(a)

                       [CERTIFIED TRANSLATION FROM GERMAN]

                                Purchase Contract

                                concluded between

                              1. Novento Telecom AG
                                Herdter Lohweg 89
                               405 49 Dusseldorf,

                        2. MultiCall Telefonmarketing AG
                                 OlympiastraBe 1
                                26419 Schortens,

                    3. Cybernet Internet Dienstleistungen AG
                           Stefan George Ring 19 - 23
                                  91929 Munchen

                                       and

                              TELCAT MULTICOM GmbH
                                Sudetenstrasse 10
                                38239 Salzgitter

PREAMBLE

The companies indicated under 1 to 3, hereinafter referred to as Sellers, operate resale of telephone services of third parties in their own name. A similar business is also operated by TELCAT MULTICOM GmbH, in short TELCAT.

The Sellers currently have about 1,365 Internet service customers, and achieve sales of about Euro 2,700,000 for the year of 2002 (extrapolated on the basis of the numbers for the first six months).

SUBJECT OF PURCHASE

         The Sellers herewith sell their entire stock of contracts on Internet services ("customer contracts") effectively concluded as of August 1, 2002, and, at the same time, cede to TELCAT any and all accounts receivable arising from these contracts from August 1, 2002. The sale and cession occur with economic effect as of August 1, 2002 and are under the suspense condition of the payment of the base price pursuant to Item 4 of this Contract. (Sellers' note: The start of the condition in accordance with the German law corresponds with the term of "Closing Day" according to North American understanding.)

         The customer contracts are listed in Enclosure (1) to this Contract, in each case indicating the customer name, contract number, and the date of coming in force. The contractual parties are well aware that the consent of the customers required for the cession of their contracts is not given yet, and that the cession does require the customers' consent.

         The Sellers undertake, doing so each individual seller for its particular base of customer contracts, to assist with their best effort in persuading their customers to agree to the cession of their contracts to TELCAT. The contractual parties assume, and agree upon for the purpose of this Contract, that the required consent of the customers can be obtained in that the customers, after receiving a notification in accordance with Enclosure (2), will continue to use the services and perform payment to TELCAT. TELCAT is bound to adhere to the usual billing dates, i.e., to issue a bill no later than the 15th business day of each month.

         The statement, to which extent customer contracts have been taken over, shall be made on the basis of the first monthly billing by TELCAT for the month of August 2002. The customers who pay the bill for August 2002 at the latest by October 31, 2002, and do not object to the cession, shall count as customers taken over within the meaning of this Contract.

     1.  OBLIGATIONS OF THE SELLERS

     Immediately after the conclusion of this Contract, the Sellers shall perform the acts stipulated under Enclosure (3).

     2.  PURCHASE PRICE

     3(a) AMOUNT OF THE PURCHASE PRICE

     The purchase price amounts to
     i.    Euro 1,000,000.00 (Base price)

     ii.   Less a price adjustment according to the following provisions,

     iii. Plus a commission of 6% of sales achieved by TELCAT with the Sellers' customers taken over within 24 months from August 1, 2002 in accordance with Item 1; however, such commission shall not exceed 33% of the base price adjusted according to the following rules.

     The purchase price shall be internally distributed to the Sellers as follows:
     Novento Telecom AG:                   36%
     Multicall Telefonmarketing AG:        34%
     Cybernet Internet Dienstleistungen:   30%

     3(b) PURCHASE PRICE ADJUSTMENT

     The base price is based on the assumption that TELCAT will take over all customer contracts. Should this assumption not realize, the base price shall be adjusted on the following basis. The contractual parties shall first determine average sales from January 1, 2002 to July 31, 2002 ("Average sales January/July") for all customer contracts listed in Enclosure 1. Six weeks after the billing for the month of August 2002, however no later than on November 15, 2002, the contractual parties shall determine, which customer contracts were taken over by TELCAT in accordance with the provision under Item 1, Paragraph 3 of this Contract, and which were not. A separate average sales amount for January/July shall now be determined for those customer contracts not taken over. From the ratio of average sales January/July of all customer contracts to average sales January/July of the customer contracts not taken over, the amount then shall be calculated, by which the base price portion of Euro 1,000,000.00 will be reduced ("Reduction"). If the share of the customer contracts not taken over in relation to the connected sales is lower than a certain percentage, no reduction shall be performed.

     The amount of reduction is Euro 1,000,000.00 - X. X is to be calculated as follows:

     (Average sales January/July for contracts on the list in Enclosure 1) / (Average sales January/July for contracts taken over)

                                        as

     Euro 1,000,000.00 / %

     3(c) MATURITY OF THE PAYMENT OF REDUCTION

     If not all customer contracts are taken over, TELCAT shall be entitled to re-payment of the reduction amount. The mount of reduction shall be determined six weeks after the billing for the month of August 2002, however no later than on November 15, 2002. The payment of the amount of reduction to TELCAT shall become due within 7 days after it has been determined. To ensure the payment of this entitlement to a reduction, the Sellers deposit a directly liable, irrevocable guarantee issued by a

     German bank payable upon first demand, in the amount of Euro 400,000.00 with the content as indicated in ENCLOSURE (4).

     When calculating the base price of Euro 1,000,000.00 and the sales commission, such customers shall be included that - although they are not customers yet on the date of concluding this Contract -, become customers of TELCAT by August 31, 2002 and are indicated in ENCLOSURE (5). If after the conclusion of this Contract the Sellers bring customers that are not listed in ENCLOSURE (5), each particular Seller shall obtain an adequate commission individually agreed upon by the two contractual parties (See Point U).

     3.  PAYMENT OF THE PURCHASE PRICE

     The base price of Euro 1,000,000.00 becomes due and must be paid, without delay, after the handover of the following documentation and performance of the following tasks:

     1.  Handover of customer files
     2.  Handover of customer files in CVS format
     3.  Reconciliation of the CDR formats
     4.  Handover of GoCom access data
     5.  Handover of a list of countries with tariff assignment
     6.  Ports for service hotlines
     7.  Switch of Worldcom customers to Colt
     8.  Announcement of the purchase terms and conditions with Colt
     9.  Transfer of 0800 customers
     10. Transfer of the guarantee in accordance with Enclosure A
     11. Proof of authority to represent by the persons signing for the contractual parties

     The contractual parties shall endeavour to perform the aforementioned points by August 15, 2002.

     The sales commission of 6% shall be determined on the basis of sales for individual months achieved with the customers taken over, and shall be paid out by the 20th business day of the following month, doing so until a 33% portion of the base price (adjusted by the aforementioned reduction, if applicable) is reached, however, no longer than for 24 months ("Adjustment period").

     During the indicated period, the Sellers are entitled to demand information, in a suitable manner, about the sales achieved and the status of individual customer contracts, inspect the relevant statements and accounting records and have them audited by a person enjoined to secrecy. Without any specific request being made, TELCAT shall keep the particular Sellers informed about any termination and re-activation of customer contracts during the entire period.

     4.  CONTINUATION OF THE BUSINESS OPERATION

     Should TELCAT be made liable for any accounts payable by the Sellers arising before August 1, 2002, the Sellers undertake to release TELCAT from such liabilities, irrespective of their nature, and immediately pay them themselves.

     The Sellers are liable for any accounts payable arising from services provided within the customer contracts until August 1, 2002, while TELCAT is liable for such accounts payable arising in the subsequent time period. Should the Sellers receive any bills for the services provided by TELCAT after August 1, 2002, the Sellers are bound to forward them to TELCAT without delay. The same principle applies to the case, where TELCAT obtains payments for services provided before August 1, 2002. If some customer contracts do not devolve to TELCAT in accordance with the preceding provisions, TELCAT undertakes to provide the Sellers with the services required for the provision of such services, and the Sellers undertake to compensate TELCAT for the costs (connection costs) thus incurred. Using suitable documentation, TELCAT shall enable the Sellers to bill the services to the customers not taken over.

     5.  COMPETITION-REGULATING AGREEMENT

     The Sellers undertake not to get involved in competition, directly or indirectly, with TELCAT in the domain of the sale of Internet services for three years from August 1, 2002. All customer contracts on Internet services acquired by the Sellers, directly or indirectly, within the aforementioned time period shall be tendered to TELCAT. A separate agent contract shall be concluded in this connection.

     6.  RIGHTS OF THE SELLERS IN CASE OF DEFECTS

     The Sellers give assurance that the subject of purchase is transferred free of any rights of any third parties ad that they are entitled to full disposal of such subject. In addition, the Sellers give assurances that the customer contracts listed in Enclosure 1 represent the entire customer base of the Sellers and include, where none of the contracts indicated is terminated as of August 1, 2002, and no customer has disputed the legal validity of his contract or, to the best knowledge of the Sellers, plans to raise no objection.

     7.  SAFEGUARDING CLAUSE

     Should any provision of this agreement be or become ineffective or inapplicable, partially or completely, or should a legal loop occur in this Contract, the validity of the remaining provisions of this Contract shall remain intact. Instead of the ineffective or inapplicable provision(s), such provision(s) shall be agreed upon that best reflect(s) the meaning and purpose of the ineffective or inapplicable provision(s). If a legal loop occurs, such provision shall be agreed upon that - taking into consideration the meaning and purpose of this Contract - would have been agreed upon, if such opportunity had been foreseen. This principle also applies to such cases, where the invalidity of a provision stems from a measure of service standardized in this Contract or from time; in such case a measure of the services or time closest to the intended measure and legally permissible shall be agreed upon.

     8.  APPLICABLE LAW

     All entitlements and rights arising from this Contract are governed by the law of the Federal Republic of German. The application of the UN purchase law (CISG) is explicitly ruled out.

     Munich, on July 29, 2002

     Novento Telecom AG

                           [Signature]

     MultiCall Telefonmarketing AG

                           [Signature]

     Cybernet Internet Dienstleistungen AG

                           [Signature]

     TELCAT

         [Signature]       [Signature]